DEALER AGREEMENT

                            STRONG INVESTMENTS, INC.

         Strong Investments, Inc. ("Distributor") and _________________ ("Dealer") have agreed that Dealer will participate in the distribution of shares ("Shares") of all the mutual funds or series or portfolios thereof (as they may exist from time to time) comprising each of the mutual funds, including any classes thereof, in the Strong family of funds (each a "Fund" and collectively the "Funds") as identified on Schedule A to this Agreement, for which Distributor now or in the future serves as distributor, subject to the terms of this Dealer Agreement ("Agreement"). Any such additional Funds will be included in this Agreement upon Distributor's written notification to Dealer. Nothing in this Agreement shall limit Dealer's right to engage one or more subcontractors or agents, but no such engagement shall relieve Dealer of its duties, responsibilities, obligations, agreements or liabilities under this Agreement.

1.       LICENSING

                  a. Dealer represents and warrants that it is: (i) a broker-dealer registered with the Securities and Exchange Commission ("SEC");
(ii) a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"); and (iii) licensed by the appropriate regulatory agency of each state or other jurisdiction in which Dealer will offer and sell Shares of the Funds, to the extent necessary to perform the duties and activities contemplated by this Agreement.

                  b. Dealer  represents  and warrants that each of its partners, directors, officers, employees, and agents who will be utilized by Dealer with respect to its duties and activities under this Agreement is either appropriately licensed or exempt from such licensing requirements by the appropriate regulatory agency of each state or other jurisdiction in which Dealer will offer and sell Shares of the Funds.

                  c. Dealer agrees that, (i) termination or suspension of its registration with the SEC, (ii) termination or suspension of its membership with the NASD, or (iii) termination or suspension of its license to do business by any state or other jurisdiction or federal regulatory agency, shall immediately cause the automatic termination of this Agreement. Dealer further agrees to immediately notify Distributor in writing of any such action or event.

                  d. Dealer agrees that this Agreement is in all respects subject to the Conduct Rules of the NASD and such Conduct Rules shall control any provision to the contrary in this Agreement.

                  e. Dealer agrees to be bound by and to comply with all applicable state and federal laws and all rules and regulations promulgated thereunder generally affecting the sale or distribution of mutual fund shares or classes of such shares.

2.       ORDERS

                  a. Dealer agrees to offer and sell Shares of the Funds (including those of each of its classes) only at the regular public offering price applicable to such Shares and in effect at the time of each transaction. The procedures relating to all orders and the handling of each order (including the manner of computing the net asset value of Shares and the effective time of orders received from Dealer) are subject to: (i) the terms of the then current prospectus and statement of additional information (including any supplements, stickers or amendments thereto) relating to each Fund (or, as appropriate, class thereof), as filed with the SEC ("Prospectus"); (ii) the new account application, or appropriate substitute, for each Fund as supplemented or amended from time to time; (iii) Distributor's written instructions and multiple class pricing procedures and guidelines, as provided to Dealer from time to time; and, when applicable, (iv) the terms and conditions set forth in the [Operating and Services] [Services] Agreement, dated as of ____________, between [Dealer] [Entity Name] and Distributor ("Operating Agreement"), attached as Schedule B, as may be amended from time to time, the terms and conditions of which shall set forth procedures governing, among other things, the establishment of Dealer's accounts, pricing and distribution information, and the placement and settlement of orders, including all orders placed and/or settled outside of the NSCC Fund/Serv Networking program, as defined below. To the extent that the Prospectus contains provisions that are inconsistent with this Agreement or any other document, the terms of the Prospectus shall be controlling.

                  b. Distributor reserves the right at any time, and without notice to Dealer, to suspend the sale of Shares or to withdraw or limit the offering of Shares. Distributor reserves the unqualified right not to accept any specific order for the purchase or sale of Shares.

                  c. In all offers and sales of the Shares to the public, Dealer is not authorized to act as broker or agent for, or employee of, Distributor, any Fund or any other dealer, and Dealer shall not in any manner represent to any third party that Dealer has such authority or is acting in such capacity, unless expressly provided for elsewhere in this Agreement. Rather, Dealer agrees that it is acting as principal for Dealer's own account or as agent on behalf of Dealer's customers in all transactions in Shares, except as provided in Section 3.i. hereof. Dealer acknowledges that it is solely responsible for all suitability determinations with respect to sales of Shares of the Funds to Dealer's customers and that Distributor has no responsibility for the manner of Dealer's performance of, or for Dealer's acts or omissions in connection with, the duties and activities Dealer provides under this Agreement. Notwithstanding the previous sentence, Dealer represents and warrants that each customer of Dealer has received the Prospectus for each Fund to be purchased by such customer.

                  d. All orders are subject to acceptance by Distributor in its sole discretion and become effective only upon confirmation by Distributor.

                  e. Distributor agrees that it will accept from Dealer orders placed through a remote terminal or otherwise electronically transmitted via the National Securities Clearing Corporation ("NSCC") Fund/Serv Networking program, provided, however, that appropriate documentation thereof and agreements relating thereto are executed by both parties to this Agreement, including in particular the standard NSCC Networking Agreement and any other related agreements between Distributor and Dealer deemed appropriate by Distributor, and that all accounts opened or maintained pursuant to that program will be governed by applicable NSCC rules and procedures. Both parties further agree that, if the NSCC Fund/Serv Networking program is used to place orders, the standard NSCC Networking Agreement will control insofar as there is any conflict between any provision of the Dealer Agreement and the standard NSCC Networking Agreement. To the extent that the Prospectus contains provisions that are inconsistent with the standard NSCC Networking Agreement, the terms of the Prospectus shall control.

3.       DUTIES OF DEALER

                  a. Dealer agrees to purchase Shares only from Distributor or from Dealer's customers.

                  b. Dealer agrees to enter orders for the purchase of Shares only from Distributor and only for the purpose of covering purchase orders Dealer has already received from its customers or for Dealer's own bona fide investment.

                  c. Dealer agrees to date and time stamp all orders received by Dealer and promptly, upon receipt of any and all orders, to transmit to Distributor all orders received prior to the time described in the Prospectus, and in accordance with any schedules attached to this Agreement, for the calculation of each Fund's net asset value (and public offering price) so as to permit Distributor to process all orders at the price next determined after receipt by Dealer, in accordance with the Prospectus. Dealer agrees not to withhold placing orders for Shares with Distributor so as to profit itself as a result of such inaction.

                  d. Dealer agrees to maintain records of all purchases and sales of Shares made through Dealer and to furnish Distributor or regulatory authorities with copies of such records upon request. In that regard, Dealer agrees that, unless Dealer holds Shares as nominee for its customers or participates in the NSCC Fund/Serv Networking program, at certain matrix levels, it will provide Distributor with all necessary information to comply properly with all federal, state and local reporting requirements and backup and nonresident alien withholding requirements for its customer accounts including, without limitation, those requirements that apply by treating Shares issued by the Funds as readily tradable instruments. Dealer represents and agrees that all Taxpayer Identification Numbers ("TINs") provided are certified, and that no account that requires a certified TIN will be established without such certified TIN. With respect to all other accounts, including Shares held by Dealer in omnibus accounts and Shares purchased or sold through the NSCC Fund/Serv Networking program, at certain matrix levels, Dealer agrees to perform all federal, state and local tax reporting with respect to such accounts, including without limitation redemptions and exchanges.

                  e. Dealer agrees to distribute or cause to be delivered to its customers Prospectuses, proxy solicitation materials and related information and proxy cards, semi-annual and annual shareholder reports and any other materials in compliance with applicable legal requirements, except to the extent that Distributor expressly undertakes in writing to do so.

                  f. Dealer agrees that if any Share is repurchased by any Fund or is tendered for redemption within seven (7) business days after confirmation by Distributor of the original purchase order from Dealer, Dealer shall forfeit its right to any concession or commission received by Dealer with respect to such Share and shall forthwith refund to Distributor the full concession or commission, if any, allowed or paid to Dealer on the original sale. Distributor agrees to notify Dealer of such repurchase or redemption within a reasonable time after settlement. Termination or cancellation of this Agreement shall not relieve Dealer from its obligation under this provision.

                  g. Dealer agrees that payment for Shares ordered from Distributor shall be in Fed Funds, New York clearinghouse or other immediately available funds, and that such funds shall be received by Distributor by the earlier of: (i) the end of the third (3rd) business day following Dealer's receipt of the customer's order to purchase such Shares; (ii) the settlement date established in accordance with Rule 15c6-1 under the Securities Exchange Act of 1934, as amended; or (iii) the settlement date as set forth in a schedule attached to this Agreement. If such payment is not received by Distributor by such date, Dealer shall forfeit its right to any concessions or commission with respect to such order, and Distributor reserves the right, without notice, forthwith to cancel the sale, or, at its option, to sell the Shares ordered back to the Fund, in which case Distributor may hold Dealer responsible for any loss, including loss of profit, suffered by Distributor resulting from Dealer's failure to make payment as aforesaid. If a purchase is made by check, the purchase is deemed made upon conversion of the purchase instrument into Fed Funds, New York clearinghouse or other immediately available funds.

                  h. Dealer agrees that it: (i) shall assume responsibility for any loss to the Fund caused by a correction to any order placed by Dealer that is made subsequent to the trade date for the order, provided such order correction was not based on any negligence on Distributor's part; and (ii) will immediately pay such loss to the Fund upon notification.

                  i.  Dealer  agrees  that,  in  connection  with orders for the purchase of Shares on behalf of any individual retirement accounts ("IRAs"), 401(k) plans or other retirement plan (collectively, "Retirement Plans") accounts by mail, telephone, or wire, Dealer shall act as agent for the custodian or trustee of such Retirement Plans (solely with respect to the time of receipt of the application and payments), and Dealer shall not place such an order with Distributor until it has received from its customer payment for such purchase and, if such purchase represents the first contribution to such a Retirement Plan account, the completed documents necessary to establish the Retirement Plan. Dealer agrees to indemnify Distributor and its affiliates for any claim, loss, or liability resulting from incorrect investment instructions received by Distributor from Dealer. Dealer represents and warrants to Distributor that Dealer is informed and knowledgeable as to the requirements imposed under the Internal Revenue Code of 1986, as amended (the "Code"), and the rules, regulations and rulings adopted pursuant thereto, on and in respect to IRAs, as defined under the Code. Dealer further represents and warrants that for all IRA orders placed by Dealer under this Agreement, Dealer: (i) shall deliver to the customer the appropriate trust and disclosure statement before placing such order; and (ii) shall ensure that the contribution from the customer is properly designated as to the year of contribution. Distributor shall not be responsible for monitoring orders placed by Dealer with regard to compliance with the Code and other rules and regulations promulgated under the Code, including, but not limited to, those related to over-contributions, eligibility, income restrictions, timeliness of contribution, or any other matters related to the status of any IRA order, nor for Dealer's compliance with Distributor's procedures with respect to such IRA orders.

                  j. Dealer agrees that it will not make any conditional orders for the purchase or redemption of Shares and acknowledges that Distributor will not accept conditional orders for Shares.

                  k. Dealer agrees that all out-of-pocket expenses incurred by it in connection with its activities under this Agreement will be borne by Dealer.

                  l. Dealer agrees that it will keep in force appropriate broker's blanket bond insurance policies covering any and all acts of Dealer's partners, directors, officers, employees, and agents adequate to reasonably protect and indemnify Distributor and the Funds against any loss which any party may suffer or incur, directly or indirectly, as a result of any action by Dealer or Dealer's partners, directors, officers, employees, and agents.

                  m. Dealer agrees that it will maintain the required net capital as specified by the rules and regulations of the SEC, NASD and other regulatory authorities.

4.       DEALER COMPENSATION

                  a. On each purchase of Shares by Dealer from Distributor, the total sales charges and dealer concessions or commissions, if any, payable to Dealer shall be as stated on Schedule C to this Agreement, which may be amended by Distributor from time to time. Distributor reserves the right, without prior notice, to suspend or eliminate such Dealer concession or commissions by amendment, sticker or supplement to the Prospectus for each Fund. Such sales charges and dealer concessions or commissions, are subject to reduction[s] under a variety of circumstances as described in each Fund's Prospectus. For a customer to obtain any such reduction in the applicable sales charge, Distributor must be notified by Dealer at the time of the sale that the sale qualifies for the reduced sales charge. If Dealer fails to notify Distributor of the applicability of a reduction in the sales charge at the time the trade is placed, neither Distributor nor any Fund will be liable for amounts necessary to reimburse any customer for the reduction that should have been effected. Dealer acknowledges that no sales charge or concession or commission will be paid to Dealer on the reinvestment of dividends or capital gains reinvested in additional Shares. Dealer further acknowledges that Shares acquired in exchange for Shares of another Fund, or class thereof, shall not be assessed a sales charge, except for exchanges with respect to Advisor Class Shares that are sold at their net asset value, in accordance with the Prospectus.

                  b. With respect to purchases of Shares by Dealer from Distributor with respect to any Fund or class thereof that are authorized to make payments of asset-based sales charges (I.E., payments of fees and expenses made in accordance with a distribution or service plan adopted by certain Funds or classes thereof pursuant to Rule 12b-1 ("Rule 12b-1 Plan") under the Investment Company Act of 1940, as amended ("1940 Act")), all payments to Dealer shall be in accordance with the Rule 12b-1 Plan adopted by that Fund or classes thereof as specified in each applicable Prospectus for each Fund or class thereof. With respect to any Fund or class thereof that offers Shares for which a Rule 12b-1 Plan has been adopted, Distributor is authorized to pay Dealer continuing distribution and/or service fees, as specified in the relevant
Prospectus to the extent that Dealer provides distribution, marketing, administrative and other services and activities regarding the promotion of such Shares and the servicing or maintenance of related shareholder accounts. The Fund or the Distributor reserves the right, without prior notice, to suspend or eliminate the payment of such Rule 12b-1 Plan payments or other dealer compensation by amendment, sticker or supplement to the Prospectus for each Fund.

                  c. In accordance with the Funds' Prospectuses, Distributor or any affiliate of the Distributor may, but is not obligated to, make payments to dealers from Distributor's or such affiliate's own resources as compensation for certain sales that are made at net asset value or as payment to dealers that otherwise would not be fully compensated ("Qualifying Sales"). If Dealer notifies Distributor of a Qualifying Sale, Distributor may make a contingent advance payment up to the maximum amount available for payment on the sale. If any of the Shares purchased in a Qualifying Sale are redeemed within twelve (12) months of the end of the month of purchase, Distributor shall be entitled to recover any advance payment attributable to the redeemed Shares by reducing any account payable or other monetary obligation Distributor may owe to Dealer or by making demand upon Dealer for repayment in cash. Distributor reserves the right to withhold advances to Dealer, if for any reason Distributor believes that it may not be able to recover unearned advances from Dealer.

                  d. In connection with the receipt of distribution fees and/or service fees under Rule 12b-1 Plans applicable to Shares purchased by Dealer's customers, Distributor directs Dealer to provide enhanced shareholder services such as: processing purchase and redemption transactions; establishing shareholder accounts; and providing certain information and assistance with respect to the Funds. (Redemption levels of shareholder accounts assigned to Dealer will be considered in evaluating Dealer's continued ability to receive payments of distribution and/or service fees.) In addition, Dealer agrees to support Distributor's marketing efforts by, among other things, (i) granting reasonable requests for visits to Dealer's office by Distributor's wholesalers and/or marketing representatives, (ii) including all Funds covered by a Rule 12b-1 Plan on Dealer's "approved," "preferred" or other similar product lists, if applicable, and (iii) otherwise providing satisfactory product, marketing and sales support. Further, Dealer agrees to provide Distributor with supporting documentation concerning the shareholder services provided, as Distributor may reasonably request from time to time.

                  e. All Rule 12b-1 Plan distribution and/or servicing fees shall be based on the value of Shares attributable to Dealer's customers and eligible for such payment under a Rule 12b-1 Plan, and shall be calculated on the basis of and at the rates set forth in the Prospectus for each Fund or class thereof. Dealer represents and warrants that Distributor has made no representations with respect to the Rule 12b-1 Plans of such Funds in addition to, or conflicting with, the description set forth in their respective Prospectuses. Without prior approval by a majority of the outstanding shares of a Fund, the aggregate annual fees paid to Dealer pursuant to any Rule 12b-1 Plan shall not exceed the amounts stated as the "annual maximums" in each Fund's Prospectus, which amount shall be a specified percent of the value of the Fund's net assets held in Dealer's customers' accounts that are eligible for payment pursuant to the Rule 12b-1 Plans (determined in the same manner as each Fund uses to compute its net assets as set forth in its Prospectus).

                  f. The provisions of any Rule 12b-1 Plan and distribution agreement between the Funds and the Distributor shall control over this Agreement in the event of any inconsistency. Each Rule 12b-1 Plan in effect on the date of this Agreement is described in the relevant Fund's statement of additional information. Dealer hereby acknowledges that all payments under Rule 12b-1 Plans are subject to limitations contained in such Rule 12b-1 Plans and distribution agreements and may be varied or discontinued at any time; in particular, Dealer acknowledges that the Rule 12b-1 Plan may be terminated at any time by a vote of a majority of the independent directors of the Fund, or by a vote of a majority of the outstanding voting securities of a Fund.

5.       REDEMPTIONS, REPURCHASES AND EXCHANGES

                  a. The Prospectus for each Fund describes the provisions whereby the Fund, under all ordinary circumstances, will redeem Shares held by shareholders on demand. Dealer agrees that it will not make any representations to shareholders relating to the redemption of their Shares other than the statements contained in the Prospectus and the underlying organizational documents of the Fund, to which it refers, and that Dealer will pay as redemption proceeds to shareholders the net asset value, minus any applicable contingent deferred sales charge or redemption fee, determined after receipt of the order as discussed in the Prospectus.

                  b. Dealer agrees not to repurchase any Shares from its customers at a price below that next quoted by the Fund for redemption or repurchase, I.E., at the net asset value of such Shares, less any applicable contingent deferred sales charge or redemption fee, in accordance with the Fund's Prospectus. Dealer shall, however, be permitted to sell Shares for the account of the customer or record owner to the Funds at the repurchase price then currently in effect for such Shares and may charge the customer or record owner a fair service fee or commission for handling the transaction, provided Dealer discloses the fee or commission to the customer or record owner. Nevertheless, Dealer agrees that it shall not under any circumstances maintain a secondary market in such repurchased Shares.

                  c. Dealer agrees that, with respect to a redemption order it has made, if instructions in proper form, including any outstanding certificates, are not received by Distributor within the time customary or the time required by law, the redemption may be canceled forthwith without any responsibility or liability on Distributor's part or on the part of any Fund, or Distributor, at its option, may buy the shares redeemed on behalf of the Fund, in which latter case Distributor may hold Dealer responsible for any loss, including loss of profit, suffered by Distributor resulting from Distributor's failure to settle the redemption.

                  d. Dealer agrees that it will comply with any restrictions and limitations on transactions described in each Fund's Prospectus, including any restrictions or prohibitions relating to frequent purchases and redemptions (I.E., market timing).

6.       MULTIPLE CLASSES OF SHARES

                  Distributor may, from time to time, provide Dealer with written guidelines or standards relating to the sale, distribution or servicing of Funds offering multiple classes of Shares having different sales loads, Rule 12b-1 Plan fees and expenses, and other operating expenses.

7.       FUND INFORMATION

                  a. Dealer agrees that neither it nor any of its partners, directors, officers, employees, and agents is authorized to give any information or make any representations concerning Shares of any Fund except those contained in the Fund's Prospectus or in materials provided by Distributor.

                  b. Distributor will supply to Dealer Prospectuses, reasonable quantities of sales literature, sales bulletins, and additional sales information. Distributor may, at its discretion, elect to provide Dealer with such materials in an electronic format. If so requested by Dealer, Distributor shall use its best efforts to review sales literature and other marketing materials prepared by Dealer which relate to the Funds or Distributor for factual accuracy as to these entities, provided that Distributor is provided at least five business days to review the materials. In no event, however, shall Distributor review the materials for compliance with applicable laws. Notwithstanding the foregoing, Dealer shall provide Distributor with copies of all sales literature and other marketing materials which refer to the Funds or the Distributor within five business days after their first use, regardless of whether Distributor has previously reviewed the materials. If so requested by Distributor, Dealer shall cease to use any sales literature or marketing materials which refer to the Funds or Distributor that Distributor determines to be inaccurate, misleading or otherwise unacceptable.

8.       SHARES

                  a. Distributor acts solely as agent for the Fund and Distributor shall have no obligation or responsibility with respect to Dealer's right to purchase or sell Shares in any state or jurisdiction.

                  b. Distributor shall periodically furnish Dealer with information identifying the states or jurisdictions in which it is believed that all necessary notice, registration or exemptive filings for Shares have been made under applicable securities laws such that offers and sales of Shares may be made in such states or jurisdictions. Distributor shall have no obligation to make such notice, registration or exemptive filings with respect to Shares in any state or jurisdiction.

                  c. Dealer agrees not to transact orders for Shares in states or jurisdictions in which it has been informed that Shares may not be sold or in which it and its personnel are not authorized to sell Shares.

                  d. Distributor shall have no responsibility, under the laws regulating the sale of securities in the United States or any foreign jurisdiction, with respect to the qualification or status of Dealer or Dealer's personnel selling Fund Shares. Distributor shall not, in any event, be liable or responsible for the issue, form, validity, enforceability and value of such Shares or for any matter in connection therewith.

                  e. Dealer agrees that it will make no offers or sales of Shares in any foreign jurisdiction, except with the express written consent of Distributor.

9.       INDEMNIFICATION

                  a. Dealer agrees to indemnify, defend and hold harmless Distributor and the Funds and their predecessors, successors, and affiliates, each current or former director, officer, employee, shareholder or agent and each person who controls or is controlled by Distributor from any and all losses, claims, liabilities, costs, and expenses, including reasonable attorney fees, that may be assessed against or suffered or incurred by any of them howsoever they arise, and as they are incurred, which relate in any way to: (i) any alleged violation of any statute or regulation (including without limitation the securities laws and regulations of the United States or any state or foreign country) or any alleged tort or breach of contract, related to the offer or sale by Dealer of Shares of the Funds pursuant to this Agreement (except to the extent that Distributor's gross negligence or failure to follow correct instructions received from Dealer is the cause of such loss, claim, liability, cost or expense); (ii) any redemption or exchange pursuant to instructions received from Dealer or its directors, partners, affiliates, officers, employees or agents; or (iii) the breach by Dealer of any of its representations and warranties specified herein or Dealer's failure to comply with the terms and conditions of this Agreement, whether or not such action, failure, error, omission, misconduct or breach is committed by Dealer or its predecessor, successor, or affiliate, each current or former partner, officer, director, employee or agent and each person who controls or is controlled by Dealer. This indemnity agreement is in addition to any other liability which Dealer may otherwise have.

                  b. Distributor agrees to indemnify, defend and hold harmless Dealer and its predecessors, successors and affiliates, each current or former partner, officer, director, employee or agent, and each person who controls or is controlled by Dealer from any and all losses, claims, liabilities, costs and expenses, including reasonable attorney fees, that may be assessed against or suffered or incurred by any of them which arise, and which relate to any untrue statement of or omission to state a material fact contained in the Prospectus or any written sales literature or other marketing materials provided by the Distributor to Dealer, required to be stated therein or necessary to make the statements therein not misleading. This indemnity agreement is in addition to any other liability which Distributor may otherwise have.

                  (c) Promptly after receipt by a party entitled to indemnification under this Section 9 (an "Indemnified Party") of notice of the commencement of an investigation, action, claim or proceeding, such Indemnified Party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 9 (the "Indemnifying Party"), notify the Indemnifying Party of the commencement thereof; but the omission so to notify the Indemnifying Party shall not relieve it from any liability which it may have to any Indemnified Party otherwise than under this Section 9. In case any such action is brought against any Indemnified Party, and it notified the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such Indemnified Party. After notice from the Indemnifying Party of its intention to assume the defense of an action, the Indemnified Party shall bear the expenses of any additional counsel obtained by it, and the Indemnifying Party shall not be liable to such Indemnified Party under this Section 9 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. The Indemnified Party may not settle any action without the written consent of the Indemnifying Party. The Indemnifying Party may not settle any action without the written consent of the Indemnified Party unless such settlement completely and finally releases the Indemnified Party from any and all liability. In either event, consent shall not be unreasonably withheld.

                  d. Dealer further agrees promptly to send Distributor copies of (i) any report filed pursuant to NASD Conduct Rule 3070, including, without limitation quarterly reports filed pursuant to Rule 3070(c), (ii) reports filed with any other self-regulatory organization in lieu of Rule 3070 reports pursuant to Rule 3070(e) and (iii) amendments to Dealer's Form BD.

                  e.  Each  party's  obligations  under  these   indemnification
provisions shall survive any termination of this Agreement.

10.      TERMINATION; AMENDMENT

                  a. In addition to the automatic termination of this Agreement specified in Section 1.c. of this Agreement, each party to this Agreement may unilaterally cancel its participation in this Agreement by giving sixty (60) days prior written notice to the other party. In addition, each party to this Agreement may terminate this Agreement immediately by giving written notice to the other party of that other party's material breach of this Agreement.

                  b.  This  Agreement  shall  terminate   immediately  upon  the
appointment of a Trustee under the Securities Investor Protection Act or any other act of insolvency by Dealer.

                  c. The termination of this Agreement by any of the foregoing means shall have no effect upon transactions entered into prior to the effective date of termination and shall not relieve Dealer of its obligations, duties and indemnities specified in this Agreement; provided, however, that Distributor's obligation to pay Rule 12b-1 fees to Dealer shall survive for a period no longer than one year from the date of termination (unless termination is the result of an event described in Section 1.c., in which case Distributor's obligation to pay such Rule 12b-1 fees shall end as of the date of such termination). A trade placed by Dealer subsequent to its voluntary termination of this Agreement will not serve to reinstate the Agreement. Reinstatement, except in the case of a temporary suspension of Dealer, will only be effective upon written notification by Distributor.

                  d. This Agreement is not assignable or transferable and will terminate automatically in the event of its "assignment," as defined in the Investment Company Act of 1940, as amended and the rules, regulations and interpretations thereunder. The Distributor may, however, transfer any of its rights or duties under this Agreement to any entity that controls or is under common control with Distributor.

                  e. This Agreement may be amended by Distributor at any time by written notice to Dealer. Dealer's placing of an order or accepting payment of any kind after the effective date and receipt of notice of such amendment shall constitute Dealer's acceptance of such amendment.

11.      DISTRIBUTOR'S REPRESENTATIONS AND WARRANTIES

                  Distributor represents and warrants that:

                  a. It is a corporation duly organized and existing and in good standing under the laws of the state of Wisconsin and is duly registered or exempt from registration as a broker-dealer in all states and jurisdictions in which it provides services as a non-exclusive distributor for the Funds.

                  b. It is a member in good standing of the NASD.

                  c. It is empowered under applicable laws and by Distributor's organizational documents to enter into this Agreement and perform all activities and services of the Distributor provided for herein and that there are no impediments, prior or existing, regulatory, self-regulatory, administrative, civil or criminal matters affecting Distributor's ability to perform under this Agreement.

                  d.  All  requisite   actions  have  been  taken  to  authorize
Distributor to enter into and perform this Agreement.

12.      ADDITIONAL DEALER REPRESENTATIONS AND WARRANTIES

                  In addition to the representations and warranties found elsewhere in this Agreement, Dealer represents and warrants that:

                  a. It is duly organized and existing and in good standing under the laws of the state, commonwealth or other jurisdiction in which Dealer is organized and that Dealer will not offer Shares of any Fund for sale in any state or jurisdiction where such Shares may not be legally sold or where Dealer is not qualified to act as a broker-dealer.

                  b. It is empowered under applicable laws and by Dealer's organizational documents to enter into this Agreement and perform all activities and services of the Dealer provided for herein and that there are no impediments ( prior, existing or threatened) regulatory, self-regulatory, administrative, civil or criminal matters affecting or reasonably likely to affect Dealer's ability to perform under this Agreement.

                  c. All requisite actions have been taken to authorize Dealer to enter into and perform this Agreement.

                  d. It is not, at the time of the execution of this Agreement, subject to any enforcement or other proceeding with respect to its activities under state or federal securities laws, rules or regulations.

                  e. This Agreement constitutes the legal, valid and binding obligation of Dealer and is enforceable against Dealer in accordance with its terms.

13.      SETOFF; DISPUTE RESOLUTION; GOVERNING LAW

                  a. Should any of Dealer's compensation accounts with Distributor have a debit balance, Distributor shall be permitted to offset and recover the amount owed from any other account Dealer has with Distributor, without notice or demand to Dealer.

                  b. In the event of a dispute concerning any provision of this Agreement, either party may require the dispute to be submitted to binding arbitration under the commercial arbitration rules and procedures of the NASD. The parties agree that, to the extent permitted under such arbitration rules and procedures, the arbitrators selected shall be from the securities industry. Judgment upon any arbitration award may be entered by any state or federal court having jurisdiction.

                  c. This Agreement shall be governed and construed in accordance with the laws of the state of Wisconsin, not including any provision or judicial interpretation which would require the general application of the law of another jurisdiction.

14.      INVESTIGATIONS AND PROCEEDINGS

                  The parties to this Agreement agree to cooperate fully in any securities regulatory investigation or proceeding or judicial proceeding with respect to each party's activities under this Agreement and promptly to notify the other party of any such investigation or proceeding.

15.      CAPTIONS

                  All captions used in this Agreement are for convenience only, are not a part hereof, and are not to be used in construing or interpreting any aspect hereof.

16.      SEVERABILITY

                  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If, however, any provision of this Agreement is held under applicable law to be invalid, illegal, or unenforceable in any respect, such provision shall be ineffective only to the extent of such invalidity, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any way.

17.      RELATIONSHIP OF PARTIES

                  Unless expressly provided for elsewhere in this Agreement, all services performed under this Agreement by Dealer shall be as an independent contractor and not as an employee or agent of Distributor or the Funds, and none of the parties shall hold itself out as an agent of any other party with the authority to bind such party. Neither the execution nor performance of this Agreement shall be deemed to create a partnership or joint venture by and among any of the parties.

18.      NOTICES

                  All notices under this Agreement shall be given in writing (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile, by registered or certified mail or by overnight delivery (postage prepaid, return receipt requested) to the respective parties as follows:

                  if to Dealer:

                           ===================================
                           -----------------------------------
                           Attention:  __________________________
                           Facsimile No.: (____) ______

                  if to Distributor:

                           Strong Investments, Inc.
                           100 Heritage Reserve
                           Milwaukee, WI  53051
                           Attention:  General Counsel
                           Facsimile No.:  (414) 359-3948

19.      ENTIRE AGREEMENT

                  This Agreement, along with any attached schedules, and the NSCC Networking Agreement, if approved, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and supersedes all previous agreements and/or understandings of the parties. This Agreement shall be binding upon the parties hereto when signed by Dealer and accepted by Distributor.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year set forth below.



                       STRONG INVESTMENTS, INC.

                       By:      ________________________________

                       Name:    ________________________________
                       Title:   ________________________________

                       Date:    ________________________________


      [DEALER]

                       By:      _________________________________
                                (Signature)
                       Name:    _________________________________
                       Title:   _________________________________
                       Address:________________________________
                                  ================================
                       Telephone:  _____________________________
                       NASD CRD #   __________________________
                       Date:    _________________________________________

                       Strong Dealer #___________ (Internal Use Only)

                                   SCHEDULE A


The Advisor Class shares of Funds subject to this Agreement are as follows:

                                   SCHEDULE B





               [INSERT OPERATING AGREEMENT, WHEN APPLICABLE, HERE]

                                   SCHEDULE C

                     [INSERT THE SALES LOAD SCHEDULE HERE.]